EXECUTION VERSION

ROLLOVER AGREEMENT

This Rollover Agreement (this “Agreement”) is made and entered into as of December 18, 2013, by and among, FOHG Holdings, LLC, a Delaware limited liability company (“Parent”) and the shareholders (the “Rollover Shareholders”) of Frederick’s of Hollywood Group Inc. (the “Company”) listed on Annex A attached hereto.

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, FOHG Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, concurrent with the execution and delivery of this Agreement, each Rollover Shareholder has entered into the Parent LLC Agreement (as defined in Section 7(l) of this Agreement);

WHEREAS, TTG Apparel, LLC, a Delaware limited liability company (“TTG”) and HGI Funding, LLC, a Delaware limited liability company (“HGI Funding”) are party to that certain Purchase and Sale Agreement (the “Series A SPA”), dated December 18, 2013, pursuant to which TTG has agreed to sell, and HGI Funding has agreed to purchase, certain shares of the Series A Convertible Preferred Stock of the Company;

WHEREAS, as of the date hereof, each Rollover Shareholder is the beneficial owner of, and has the sole or shared right to vote and dispose of, (i) that number of shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”), (ii) that number of shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, after giving effect to the transactions contemplated by the Series A SPA (the “Series A Preferred Shares”), and (iii) that number of shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Shares”, and together with the Common Shares and the Series A Preferred Shares, the “Rollover Shares”), set forth opposite such Rollover Shareholder’s name on Annex A hereto; and

WHEREAS, subject to the conditions set forth herein, immediately prior to the Effective Time, (i) each Rollover Shareholder desires to assign, transfer, convey and deliver (“Contribute”) that number of Rollover Shares set forth opposite such Rollover Shareholder’s name on Annex A hereto, and (ii) Parent desires, in exchange for such Contribution of Rollover Shares, to increase the Capital Value of the Series A Units of Parent (the “Series A Units”) set forth opposite such Rollover Shareholder’s name on Annex A hereto.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, the parties hereto agree as follows:

1.            Issuance of Series A Units; Rollover; Cancellation of Securities.

(a)          Simultaneously with the execution of this Agreement, (i) Parent shall issue to each Rollover Shareholder that number of Series A Units set forth opposite such Rollover Shareholder’s name on Annex A hereto and (ii) any and all membership interests of Parent previously issued shall automatically be cancelled, cease to exist and no longer be issued and outstanding.

(b)          Subject to the consummation of the transactions contemplated by the Series A SPA, immediately prior to the Effective Time: (i) each Rollover Shareholder shall Contribute all Rollover Shares held by such Rollover Shareholder to Parent free and clear of any and all security interests, liens, charges, encumbrances, equities, claims, options, restrictions or any other limitations of whatever nature, including any restriction on the right to vote, sell or otherwise dispose of such Contribution of Rollover Shares (collectively, “Liens”), and (ii) subject to Section 1(c) below, in exchange for such Rollover Shares, the Capital Value (as defined in the Parent LLC Agreement) of the Series A Units set forth opposite such Rollover Shareholder’s name on Annex A hereto shall be increased as provided in the Parent LLC Agreement (the “Rollover”).

(c)          In the event that any Rollover Shareholder cannot Contribute to Parent all or any portion of the Rollover Shares held by such Rollover Shareholder free and clear of all Liens in accordance with Section 1(b) above (such shares being referred to herein as “Disqualified Shares”), a proportionate number of Series A Units previously issued by Parent to such Rollover Shareholder in accordance with Section 1(a) above shall automatically and without the taking of any further action on the part of the Company or any Rollover Shareholder be cancelled, cease to exist and no longer be issued and outstanding.  For the avoidance of doubt, no Disqualified Shares shall be Contributed (or deemed Contributed) to Parent, but shall remain classified, for the purposes of the Merger Agreement, as Excluded Shares.

(d)          Subject to the terms and conditions set forth herein, each Affiliate Stock Option, Affiliate Company Award or Affiliate Warrant held by any Rollover Shareholder shall, immediately following the Effective Time, automatically and without the taking of any further action on the part of the Company or any Rollover Shareholder, be cancelled (and to the extent formerly exercisable shall no longer be exercisable) and shall no longer represent the right to (i) receive or acquire Common Shares or (ii) any other consideration therefor.

(e)          In the event that the Rollover is consummated but the Merger Agreement is terminated in accordance with its terms, then the Rollover will be void ab initio and deemed not to have occurred, the Capital Value of the Series A Units shall not be increased pursuant to Section 1(b) and Parent will return to each Rollover Shareholder the Rollover Shares previously delivered by such Rollover Shareholder to Parent. For the avoidance of doubt, unless and until the Merger has been consummated and the Effective Time has occurred, the cancellation of Affiliate Stock Options, Affiliate Company Awards and Affiliate Warrants contemplated by Section 1(d) shall not occur (and shall not be deemed to have occurred).

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2.            Closing.

(a)          The closing of the transactions contemplated by this Agreement (the “Rollover Closing”) will take place at the offices of Milbank, Tweed, Hadley, & McCloy LLP, One Chase Manhattan Plaza, New York, New York, immediately prior to the Effective Time.

(b)          At the Rollover Closing, each Rollover Shareholder will deliver to Parent stock certificates duly endorsed for transfer to Parent, or accompanied by stock powers duly endorsed in blank, representing each such Rollover Shareholder’s Rollover Shares, free and clear of any and all Liens, and upon receipt of such Rollover Shares in the form and manner described in this Section 2(b) (but subject to Section 1(c)), the Capital Value of the then issued and outstanding Series A Units shall be increased as provided in this Agreement and the Parent LLC Agreement.

3.           Representations and Warranties of the Rollover Shareholders. Each Rollover Shareholder represents and warrants, severally but not jointly, as follows:

(a)          Binding Agreement. Such Rollover Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (i) in the case of each Rollover Shareholder that is an individual, the execution and delivery of this Agreement does not require any consent from such Rollover Shareholder’s spouse or any other person and (ii) if such Rollover Shareholder is a corporation or an unincorporated business entity, such Rollover Shareholder has the requisite corporate or organizational power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Such Rollover Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Rollover Shareholder, enforceable against such Rollover Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)          Ownership of Shares. Such Rollover Shareholder is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of, and has the sole (or shared with one or more Rollover Shareholders) power to vote and dispose of the number of Rollover Shares set forth opposite such Rollover Shareholder’s name in Annex A hereto free and clear of any and all Liens, except as may exist by reason of this Agreement, the Voting Agreement, the Series A SPA or pursuant to applicable law. Except as provided for in this Agreement and the Series A SPA, there are no outstanding options or other rights to acquire from such Rollover Shareholder, or obligations of such Rollover Shareholder to sell or to dispose of, any of such Rollover Shares.

(c)          No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the performance of such Rollover Shareholder’s obligations hereunder will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which such Rollover Shareholder is a party, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to such Rollover Shareholder’s Rollover Shares, (b) require any material consent, authorization or approval of any Person, entity or Governmental Entity, or (c) violate or conflict with any writ, injunction or decree applicable to such Rollover Shareholder or such Rollover Shareholder’s Rollover Shares.

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(d)          Accredited Investor. Such Rollover Shareholder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(e)          Investor’s Experience. Such Rollover Shareholder’s financial situation is such that the Rollover Shareholder can afford to bear the economic risk of holding the Series A Units to be received by such Rollover Shareholder, and such Rollover Shareholder can afford to suffer complete loss of its investment in such Series A Units. Such Rollover Shareholder’s knowledge and experience in financial and business matters are such that the Rollover Shareholder is capable of evaluating the merits and risks of the Rollover Shareholder’s investment in such Series A Units.

(f)          Investment Intent. Such Rollover Shareholder is acquiring Series A Units solely for the Rollover Shareholder’s own account for investment and not with a view to or for sale in connection with any distribution thereof. Such Rollover Shareholder agrees that the Rollover Shareholder will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Series A Units (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Series A Units), except in compliance with (i) the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) applicable state and non-U.S. securities or “blue sky” laws and (iii) the provisions of this Agreement and any other agreement among Parent and the Rollover Shareholders.

4.            Conditions Precedent. The obligations of each Rollover Shareholder to consummate the transactions contemplated hereby are subject to the conditions set forth in Sections 6.01 and 6.02 of the Merger Agreement being satisfied or waived by Parent (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction of such conditions).

5.            Tax Matters.

The parties hereto (i) shall treat the Rollover as a tax-free partnership contribution under Section 721 of the Internal Revenue Code of 1986, as amended, for all federal, state and local income tax purposes, and (ii) will not take any position on any return that is inconsistent with such treatment.

6.            Transfer and Other Restrictions

Until the termination of this Agreement pursuant to Section 7(i), and except as provided in the Series A SPA, each Rollover Shareholder agrees not to sell, sell short, transfer (including by gift), pledge, encumber, assign, deposit or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Rollover Shares or any interest therein (a “Transfer”), other than in the case of a Rollover Shareholder who is a natural person, a Transfer of the Rollover Shares held by such Rollover Shareholder to any member of such Rollover Shareholder’s immediate family, or upon the death of such Rollover Shareholder, to such Rollover Shareholder’s estate, provided that, as a condition to such Transfer, the transferee agrees to be bound as a Rollover Shareholder by the terms and conditions of this Agreement.

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7.            Miscellaneous.

(a)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by electronic mail, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to any Rollover Shareholder at the address of such Rollover Shareholder set forth on Annex A (or at such other address as shall be specified by such Rollover Shareholder by like notice) and to Parent, at the following address or at such other address as shall be specified by Parent by like notice:

to:

FOHG Holdings, LLC

c/o Harbinger Group Inc.

450 Park Avenue, 30th Floor

New York, NY 10019

Email: GCheliotis@Harbingergroupinc.com

Attention: Gus Cheliotis

with a copy to (which shall not constitute notice):

Milbank, Tweed, Hadley, & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

Email: AKaye@milbank.com and RHlawaty@milbank.com

Telecopier: (212) 822-5171

Attention: Alexander M. Kaye

   Roland Hlawaty

(b)          Binding Effect; Benefits. This Agreement will be binding upon the successors, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended or will be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)          Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

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(d)          Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by any Rollover Shareholder without the prior written consent of Parent.

(e)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Southern District of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (iv) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 7(a) of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(f)          Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

(g)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

(h)          Waiver. Any party to this Agreement may waive any condition to their obligations contained herein.

(i)          Termination. This Agreement will terminate on the termination of the Merger Agreement in accordance with its terms. Termination will not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

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(j)          Further Assurances. Each party to this Agreement shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

(k)          Effectiveness. The obligations of the Rollover Shareholders under this Agreement shall not be effective or binding upon the Rollover Shareholders until such time as the Merger Agreement is executed and delivered by the parties thereto.

(l)          Interpretation. The subject headings of the Sections and subsections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement. References in this Agreement to Sections and Annexes are to the Sections and Annexes to this Agreement, unless the context requires otherwise. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively and (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement. The term “Parent LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of Parent, dated as of December 18, 2013. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

[Signatures on the Following Page]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

FOHG HOLDINGS, LLC

By:	/s/ Thomas A. Williams
Name: Thomas A. Williams
Title: Manager

HGI FUNDING, LLC

By:	/s/ Thomas A. Williams
Name: Thomas A. Williams
Title: Executive Vice President and Chief Financial Officer

TTG APPAREL, LLC

By:	/s/ Michael T. Tokarz
Name: Michael T. Tokarz
Title: Manager

TOKARZ INVESTMENTS, LLC

By:	/s/ Michael T. Tokarz
Name: Michael T. Tokarz
Title: Manager

FURSA ALTERNATIVE STRATEGIES LLC, on behalf of itself and certain funds and accounts affiliated with, or managed by, it or its Affiliates

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

ARSENAL GROUP, LLC

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

WILLIAM F. HARLEY

By:	/s/ William F. Harley
Name: William F. Harley

[Signature Page to Rollover Agreement]

Annex A

Name of Rollover Shareholder	Address	Series A Units[1]	Rollover Shares[2]

HGI Funding, LLC	HGI Funding, LLC 450 Park Avenue, 30th Floor New York, NY 10019	620.00	14,900 shares of Series A Convertible Preferred Stock and 107,576 shares of Series B Convertible Preferred Stock

Tokarz Investments, LLC	Tokarz Investments, LLC 287 Bowman Avenue Purchase, New York 10577	121.39	8,386,977 shares of Common Stock

TTG Apparel, LLC	TTG Apparel, LLC 287 Bowman Avenue Purchase, New York 10577	108.61	1,766,322 shares of Common Stock and 41,878 shares of Series A Convertible Preferred Stock

Arsenal Group, LLC	Arsenal Group, LLC 21 Greene Avenue Amityville, New York 11701	97.44	11,359,292 shares of Common Stock

Fursa Alternative Strategies LLC	Fursa Alternative Strategies LLC, on behalf of certain funds and accounts affiliated with or managed by it or its affiliates 21 Greene Avenue Amityville, New York 11701	48.83	5,692,041 shares of Common Stock

William F. Harley	William F. Harley Fursa Alternative Strategies LLC 21 Greene Avenue Amityville, New York 11701	3.73	474,047 shares of Common Stock

1 To be issued as of the date of this Agreement pursuant to Section 1(a). Subject to adjustment pursuant to Section 1(c).

2 To be Contributed to Parent at the Rollover Closing in accordance with Sections 1(b) and 2(b).